UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 8, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Rowan Companies plc (the “Company”) has appointed Mark F. Mai (age 56) as Executive Vice President, General Counsel and Secretary, effective May 18, 2017. Mr. Mai was previously at Dresser-Rand Group, Inc. from October 2007 to August 2015, soon after the company was acquired by Siemens Energy, Inc., serving most recently as its Vice President, General Counsel and Secretary. Mr. Mai also served as Vice President, Human Resources from October 2010 to June 2011. Prior to Dresser-Rand, Mr. Mai served in various legal capacities at Cooper Industries, Ltd. for over 13 years, including as Associate General Counsel, Corporate from 2003 until 2007, and Associate General Counsel, Litigation from 1999 to 2000. From 2000 to 2003, Mr. Mai was a partner at the law firm of Thompson & Knight LLP, heading up the Corporate and Securities practice for its Austin, Texas office. Mr. Mai earned a B.B.A. with a concentration in finance from the University of Notre Dame and a J.D. from the University of Texas. Most recently, Mr. Mai has been a legal consultant to Dresser-Rand, a Siemens Company, and an adjunct law professor at The University of Texas School of Law from August 2016 to present.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2017	Rowan Companies plc

	By:	/s/ Stephen M. Butz
Stephen M. Butz Executive Vice President and Chief Financial Officer